UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December X, 2004

                              LAWSON SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number: 000-33335


           Delaware                                           41-1251159
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)


380 St. Peter Street, St. Paul, Minnesota                    55102-1302
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (651) 767-7000

   Former name or former address, if changed since last report: Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
                           --------------------------

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
                           --------------------------

Item 2.05  Costs Associated with Exit or Disposal Activities

                  (a) On September 30, 2004, the Company announced its intent to enact corporate restructure initiatives. The Company has approved two separate restructure plans. Both were designed to enhance operating effectiveness and profitability.
         The plan announced on September 30, 2004, included initiatives to streamline structure, consolidate leadership and reduce long-term costs to realign projected expenses with anticipated revenue levels. It included a reduction of approximately 100 employees in the United States and the United Kingdom, and resulted in a charge of approximately $3.0 million for severance and related benefits in the second quarter ended November 30, 2004. The reduction included employees who work in operations, marketing, sales, research and development, support and services. All terminations and related cash payments have been primarily completed as of November 30, 2004. The remaining are expected to be completed during fiscal 2005.
         On December 3, 2004, the Company approved a plan that includes initiatives to further reduce costs and realign projected expenses with anticipated revenue levels. It includes a reduction of approximately 75 employees in the United States and the United Kingdom, and because the Company was able to determine probability at the end of the quarter, the restructuring resulted in a charge of approximately $2.5 million for severance and related benefits in the second quarter ended November 30, 2004. The reduction includes employees who work in sales, research and development and services. All terminations and related cash payments are expected to be completed during fiscal 2005.
         The impact to fiscal 2005 second quarter ended November 30, 2004 is as follows:

                                                 Quarter ended
                                               November 30, 2004
                                                 (in thousands)

         Restructuring-Phase I                       $3,000
         Restructuring-Phase II                       2,500
                                                     ------
                  Total                              $5,500

         The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Lawson Software, Inc.

Date: December 9, 2004             By: /s/ Robert G. Barbieri
                                   ------------------------------
                                   Robert G. Barbieri
                                   Executive Vice President and Chief Financial
                                   and Performance Officer